                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Planet Technologies, Inc. on Form S-8 (File No. 333-1042) of our report, which contains an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 4, 2005 on the financial statements of Planet Technologies, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which report is included in this Annual Report on Form 10-KSB.

/s/ J.H. Cohn LLP

San Diego, California
March 29, 2005